August 8, 2008 Fannie Mae 2008 Q2 10-Q Investor Summary Exhibit 99.2

These materials present tables and other information about Fannie Mae, including information contained in Fannie Mae's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 ("2008 Q2 Form 10-Q"). These materials should be reviewed together with the 2008 Q2 Form 10-Q, copies of which are available on the company's Web site at www.fanniemae.com under the "Investor Relations" section of the Web site. More complete information about Fannie Mae, its business, business segments, financial condition and results of operations is contained in its 2008 Q2 Form 10-Q, which also includes additional information relating to the information contained in this presentation. Footnotes to certain included tables have been omitted but are included in the 2008 Q2 Form 10-Q.

Forward Looking Statements/Risk Factors This presentation includes forward-looking statements, including statements relating to our future capital position and liquidity, financial performance and condition, ability to take advantage of business opportunities, loss reserves, and credit losses; the fair value of our net assets; our expectations regarding the housing, credit and mortgage markets; volatility in our results; and our future credit loss ratio. Future results may differ materially from what is indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, our results of operations for the remainder of 2008; further disruptions in the housing, mortgage and capital markets; greater than expected delinquencies, defaults and credit losses on the mortgages we hold or guaranty; changes to U.S. generally accepted accounting principles or practices, including changes that may result in our consolidating more assets and liabilities onto our consolidated balance sheets; any significant limitation on our ability to issue debt at attractive rates; continued or increased impairments, delinquencies and losses on subprime and Alt-A mortgage loans that back our private-label mortgage-related securities investments; a default by one or more of our significant institutional counterparties on its obligations to us; any significant limitation on our ability to realize our deferred tax assets in future periods; the effect on our business of legislation and other regulatory actions; actions taken by our regulators pursuant to the recently-enacted Federal Housing Finance Regulatory Reform Act of 2008; changes in the public's perception of the risks to and financial prospects of our business or industry; the level and volatility of interest rates and credit spreads; further declines in home prices in excess of our current expectations; a recession or other economic downturn; the loss of business volume from any of our key lender customers; and significant events relating to our business or industry, as well as others described in the "Risk Factors" sections in Fannie Mae's annual report on Form 10-K for the year ended December 31, 2007 ("2007 Form 10-K") and 2008 Q2 Form 10-Q and in its reports on Form 8-K. Other terms used but not defined in this presentation may be defined in our 2007 Form 10-K or 2008 Q2 Form 10-Q.

Table of Contents

2008 Q2 Executive Summary Net loss increased $114 million from ($2.2 billion) in 2008 Q1 to ($2.3 billion) in 2008 Q2. Loss per share decreased $0.03 from ($2.57) in 2008 Q1 to ($2.54) in 2008 Q2 as a result of issuing additional shares of common stock during 2008 Q2. Net revenues were $4.0 billion, up $189 million, or 5.0%, driven by an increase in net interest income. Fair value gains of $517 million for 2008 Q2 include derivatives gains, partially offset by losses on trading securities and hedged mortgage assets. Additionally, a lower level of trading losses was incurred in 2008 Q2 due to a tightening of spreads. Investment losses, net of $883 million included impairments of AFS securities of $507 million reflecting a reduction in expected cash flows for primarily Alt-A and subprime private-label securities, driven by higher expected defaults and loss severities on the underlying mortgages. Credit-related expenses (provision for credit losses plus foreclosed property expense) increased to $5.3 billion in 2008 Q2 from $3.2 billion in 2008 Q1, primarily driven by higher charge-offs and an increase in our combined loss reserves of $3.7 billion. This reflects higher delinquencies, defaults and average loan loss severities, driven by home price declines and overall economic weakness. For 2008 Q2, the average default rate and average initial charge-off severity rate were 14% and 23%, respectively, compared to 12% and 19% for 2008 Q1, respectively. Tax benefit of $476 million decreased $2.5 billion from prior quarter, due in part to a lower pre-tax loss and a revision of our forecasted annual effective tax rate from 57% in 2008 Q1 to 43% in 2008 Q2. Fannie Mae issued $7.4 billion in new capital during 2008 Q2. Public offerings of common stock, non-cumulative mandatory convertible preferred stock, and non-cumulative, non-convertible preferred stock. Core capital of $47.0 billion at end of 2008 Q2 is above both our statutory minimum capital requirement, a surplus of $14.3 billion, and the OFHEO-directed minimum capital requirement, a surplus of $9.4 billion. Updated credit expectations Currently forecasting a credit loss ratio of 23 to 26 basis points for 2008, as compared to our previous guidance of 13 to 17 bps. Anticipate that our credit loss ratio will increase in 2009 relative to 2008. We expect that 2008 will be our peak year for credit-related expenses as we build our combined loss reserves in anticipation of charge-offs that we expect to incur in 2009 and 2010. We also expect that the total amount of our credit-related expenses will be significant in 2009. Credit and capital management remain a top focus of the company. Announced additional guaranty fee price increase effective October 1, 2008. Addressing market-related volatility impact on earnings and capital. In mid-April 2008, we implemented hedge accounting, which decreased the interest rate volatility in our earnings from derivative mark-to-market changes. 4

Management Actions on Capital and Credit Reduction in Quarterly Common Stock Dividend Reduced from 35 cents per share to 5 cents per share, effective for the third quarter to preserve $1.9 billion in capital through 2009 Cost Reductions Reduced administrative expenses from $3.1 billion in 2006 to an expected approximately $2.0 billion in 2008 Ongoing operating expenses to be reduced by 10% by year end 2009 Guaranty Fee Increase Four increases in last twelve months, including a 25 basis point increase in our adverse market delivery charge and other risk-based pricing changes announced August 4, 2008 Balance Sheet Activities Providing market liquidity will be the priority. Purchases to be concentrated in high-spread assets to generate the maximum amount of revenue per dollar of capital Balancing profitable portfolio growth opportunities in the near term with prudent capital conservation through the current housing cycle Credit Risk Management New underwriting guidelines will eliminate newly originated Alt-A loans Substantial expansion of loss mitigation activities, personnel and initiatives to further increase workouts of problem loans Increase in reviews of defaulted loans to pursue recoveries from lenders, focusing especially on our Alt-A book Opening offices in Florida and California to manage the sales of REO properties in those states 5

Federal Housing Finance Regulatory Reform Act of 2008 Creates an independent agency, the Federal Housing Finance Agency (FHFA), to regulate Fannie Mae, Freddie Mac, and the FHLBs, which is responsible for mission and safety and soundness oversight. New Regulatory Authorities Capital: FHFA may increase Fannie Mae's minimum and risk-based capital requirements. Portfolio: FHFA must set standards for oversight of our portfolio holdings, and may require us to dispose of or acquire assets. Products: Fannie Mae must obtain FHFA's approval before initially offering a product. Affordable Housing Mission Goals: For 2010 and thereafter, FHFA will establish three single-family home purchase goals, one single- family refinance goal, and one multifamily goal for low-income families. For 2009, the 2008 goals will remain in effect, except that FHFA may make adjustments consistent with market conditions. Duty to Serve: For 2010 and thereafter, Fannie Mae must provide market leadership in developing loan products and flexible underwriting guidelines for manufactured housing, affordable housing preservation, and rural housing. Allocations: Fannie Mae must allocate an amount each year equal to 4.2 bps for each dollar of UPB of our total new business purchases, to fund certain government programs. Other Provisions Loan Limits: Fannie Mae's loan limit in high cost areas is permanently increased to the lower of 115% of the area median house price or 150% of the conforming loan limit, currently $625,500. This permanent increase becomes effective on January 1, 2009, when the temporary high cost area loan limits set by the Economic Stimulus Act of 2008 expire. Treasury Authority: Until December 31, 2009, the U.S. Treasury may buy Fannie Mae obligations and other securities, on such terms and in such amounts as Treasury may determine, subject to Fannie Mae's agreement.

Consolidated Financial Results

Taxable-Equivalent Net Interest Income (NII) and Net Interest Yield (NIY) 2007 Q2 2007 Q3 2007 Q4 2008 Q1 2008 Q2 Average Interest-Earning Assets 805.2 826.9 804.5 833.205 824.6 Taxable-Equivalent Net Interest Yield 64 57 62 86 104 Taxable-Equivalent Net Interest Yield Excl Step-Rate Debt and Incl Swaps 66 61 60 68 85 (Avg Balance in billions) (NIY in basis points) Increase in taxable-equivalent net interest yield reflects the benefits of lower short-term interest rates. We recognize net contractual interest income (expense) on interest rate swaps, which has an economic effect on our funding costs. However, this interest is not reflected in net interest income or in the net interest yield, but instead is recorded as a component of fair value gains (losses). SOP 03-3 accretion increased net interest income and the net interest yield by $53 million and 3 bps in 2008 Q2, $35 million and 2 bps in 2008 Q1, $38 million and 2 bps in 2007 Q4, $21 million and 1 bp in 2007 Q3, and $14 million and 1 bp in 2007 Q2, respectively.

Guaranty Fee Income



Avg Outstanding MBS and Other Guaranties
Avg Effective Guaranty Fee Rate on MBS Book of Business
Avg Charged Guaranty Fee Rate on MBS Book of Business
(contractual guaranty fee rate with upfront cash amortized over four years)
(Avg O/S MBS in trillions)
(Avg Gfee in basis points)
$2.5
$2.0
$1.5
35
30
25
20
$2.08
$2.16
$2.27
$2.37
$2.44
21.5
22.8
28.5
29.5
26.3
21.5
21.8
22.3
22.6
22.8
2007 Q2
2007 Q3
2007 Q4
2008 Q1
2008 Q2

	2007 Q2	2007 Q3	2007 Q4	2008 Q1	2008 Q2
Guaranty Fee Income ($M)	$1,120	$1,232	$1,621	$1,752	$1,608

- Decrease in average effective guaranty fee rate for 2008 Q2 reflects a reduction in amortization of deferred income due to the increase in interest rates and slower prepayment assumptions in the quarter.
- Price changes went into effect on March 1, 2008 and June 1, 2008. The impact of price increases was partially offset by a significant decline in acquisitions of higher-risk, higher-priced product, such as Alt-A.
- On August 4, 2008, we announced additional price increases, including a 25 basis point increase in our adverse market delivery charge and other risk-based pricing changes effective October 1, 2008.
- Accretion of deferred amounts on guaranty contracts where we previously recognized losses at the inception of the contract increased guaranty fee income by $127 million in 2008 Q2, $297 million in 2008 Q1, $276 million in 2007 Q4, $144 million in 2007 Q3, and $91 million in 2007 Q2.
- Net guaranty obligation at the end of 2008 Q2 of $6.2 billion will effectively accrete into guaranty fee income over time.

Lower amortization income due to interest rate increase resulted in lower guaranty fee income in 2008 Q2.

9

Single-Family Pricing and Credit - Flow Business Weighted Average FICO 2007 718 2008 Q1 727 2008 Q2 737 June 2008 744 Weighted Average Original LTV 2007 0.76 2008 Q1 0.74 2008 Q2 0.72 June 2008 0.71 Average Charged Guaranty Fee Rate on New Flow Business Credit Score - All Conventional Products LTV Ratio - All Conventional Products Data in each chart includes Fannie Mae's "flow" business only. Average charged fee in June 2008 reflects the reduction in higher risk, higher fee loan products. Improved credit and pricing metrics on new acquisitions. Note: Average charged guaranty fee rate includes contractual guaranty fee with upfront cash amortized over four years.

Fair Value Items Reduced market-related volatility impact of fair value items on earnings and capital: Implemented hedge accounting in mid-April 2008, which had the effect of reducing the volatility in earnings due to our derivatives mark-to-market associated with changes in interest rates. Net derivatives fair value gains recorded for the quarter were largely offset by net losses on trading securities and hedged mortgage assets, which were driven by an increase in interest rates in the quarter. The lower level of net losses on trading securities reflects the tightening of spreads in 2008 Q2. Losses on certain guaranty contracts were eliminated as a result of adopting SFAS 157 on January 1, 2008. In connection with adoption of SFAS 159 on January 1, 2008, selected agency MBS were moved to mark-to-market accounting to reduce the impact of changing interest rates on derivatives mark-to-market. Effect on 2008 Q2 Results of Operations of Significant Market-Based Valuation Adjustments

2008 Q2 Estimated Attribution of Fair Value Gains, Net Fair Value Items Hedge accounting and trading assets reduced volatility caused by changes in interest rates during the quarter. Spread risk remains in the trading portfolio. ($14) $739 $517 $0 Interest Rates- Hedge Accounting Spreads Other Total $600 $400 $200 ($400) $19 (dollar in millions) $800 ($200) ($227) Interest Rates/ Volatility-Other

Spread Sensitivity in Mortgage Securities Trading Portfolio Changes in spreads on trading securities have an impact on income and capital.

Credit-Related Expenses/Credit Loss Performance Metrics Credit loss ratio (excluding the impact of SOP 03-3 and HomeSaver Advance) increased to 17.5 bps in 2008 Q2 from 12.6 bps in 2008 Q1. Allowance for loan losses and reserve for guaranty losses are influenced by a variety of factors such as delinquency trends, borrower behavior in rapidly declining markets, and the pace and depth of home price declines, particularly pronounced in certain regions. We expect our 2008 credit loss ratio to be within a range of 23 to 26 bps. We expect that our credit loss ratio will increase in 2009 relative to 2008. We expect our credit-related expenses to peak in 2008. We expect that the majority of the credit-related expenses that we will realize from our 2006 and 2007 vintages will be recognized by the end of 2008 through the combination of charge-offs, foreclosed property expense, and increases to our combined loss reserves, although we expect that the total amount of our credit-related expenses will be significant in 2009. Allowance for loan losses and reserve for guaranty losses grew as a result of the continued decline in home prices, which resulted in higher delinquencies, defaults and average loan loss severity. Credit remains a key focus of the company.

Allowance for Loan Losses and Reserve for Guaranty Losses Substantial increase in combined loss reserves in 2008 Q1 and Q2. (1) Excludes the impact of SOP 03-3 and HSA. (Dollars in millions)

Single-Family Credit Losses for 2008 Q2 By Vintage/Product Other Core Alt-A Subprime 2008 14 34 50 2 By Product Type Pre-2001 2001 2002 2003 2004 2005 2006 2007 2007 0.01 0.02 0.03 0.06 0.08 0.21 0.35 0.24 By Vintage Year The 2006 and 2007 books are performing significantly worse than typical given their age, primarily as a result of loans that were originated at peak home prices. Losses from Alt-A products increased, making up almost 50% of total credit losses. California has surpassed Michigan to represent the largest credit losses in 2008 Q2 due to higher loan balances and representation of Alt-A. Credit Losses by State MI OH CA MN FL VA GA IL AZ NV All Other 2007 161.2 45.6 315 48.3 82.7 49 42.1 27.2 71.7 55.6 225 Credit losses increased due to continued home price declines and overall economic weakness.

FannieMae

Losses on Seriously Delinquent Loans Purchased from Trusts/Cure Rates


Seriously Delinquent Loans Purchased From Trusts
20,000
16,000
12,000
8,000
4,000
-
100%
90%
80%
70%
60%
50%
40%
30%
93%
72%
70%
60%
53%
2007 Q2
2007 Q3
2007 Q4
2008 Q1
2008 Q2
No. of Loans Purchased
Average Market Price (1)

(1) Includes value of primary mortgage insurance

Re-performance Rates of Seriously Delinquent Single-Family Loans Purchased from MBS Trusts

	Period Loans Purchased from MBS Trusts *						
	2008 Q2	2008 Q1	2007 Q4	2007 Q3	2007 Q2	2007	2006
Cured [1]	45%	60%	48%	37%	52%	46%	66%
Defaults [2]	2%	5%	16%	31%	21%	24%	23%
90 days or more delinquent	53%	35%	36%	32%	27%	30%	11%
Total	100%	100%	100%	100%	100%	100%	100%

* Status as of June 30, 2008.

(1) In our experience, it generally takes at least 18 to 24 months to assess the ultimate re-performance of a delinquent loan. Accordingly, these re-performance statistics as of June 30, 2008 for delinquent loans purchased from MBS trusts during 2008 and 2007 may not be indicative of the ultimate long-term performance of these loans.

Cured consists of loans cured with and without modification. Loans that are cured without modification consist of the following: (1) loans that are brought current without modification; (2) loans that are paid in full; (3) loans that are repurchased by lenders; (4) loans that have not been modified but are returned to accrual status because they are less than 90 days delinquent; (5) loans for which default is resolved through long-term forbearance; and (6) loans for which default is resolved through a repayment plan. Loans that are cured with modification consist of loans that are brought current or are less than 90 days delinquent as a result of resolution of the default under the loan through the following: (1) a modification that does not result in a concession to the borrower, or (2) a modification that results in a concession to a borrower, which is referred to as a troubled debt restructuring.

(2) Consists of foreclosures, preforeclosure sales, sales to third parties and deeds in lieu of foreclosures.

- As a result of a reduction in the number of seriously delinquent loans purchased from MBS trusts, SOP 03-3 losses decreased in 2008 Q2 as compared with 2008 Q1 even though the average market price of loans purchased fell from 60% in 2008 Q1 to 53% in 2008 Q2.
- We expect that HomeSaver Advance™, initiated in March 2008, will continue to reduce the number of loans that we otherwise would have purchased out of MBS trusts in 2008. As of June 30, 2008, we held 17,901 HomeSaver Advance loans for $127 million in total advances provided to these borrowers with a carrying value of $4 million.
- Although we have decreased the number of our optional loan purchases since the end of 2007, we expect that our SOP 03-3 fair value losses for 2008 will be higher than the losses recorded for 2007 based on the number of required and optional loans we purchased from MBS trusts during the first six months of 2008 and the continued weakness in the housing market, which has reduced the market price of these loans.

Lower level of losses on seriously delinquent loans purchased from MBS trusts was driven by reduced volume of loans acquired.

17

Proactive Credit Management Underwriting/Pricing Stricter eligibility requirements - increased FICOs, lowered LTVs and increased documentation requirements Eliminating newly originated Alt-A business by year-end; Alt-A accounted for approximately 50% of our credit losses in 2008 Q2 Since last year, our new book of business overall has higher credit scores and lower loan-to-value ratios Increased and continue to increase guaranty pricing - effective October 1, 2008, adverse market delivery charge will be increased from 25 bps to 50 bps Resource Allocation Significantly increasing the number of Fannie Mae staff supporting loss mitigation efforts Deployed Fannie Mae management at all major servicers to support efforts to reduce delinquencies, partnering on borrower outreach campaigns and streamlining workout processes Opening offices in Florida, California and other targeted locations to ensure effective localized default prevention and disposition of foreclosed properties Default Prevention Imposing requirement that all foreclosures be referred to attorneys well versed in Fannie Mae workout options Incenting law firms to pursue loss mitigation activities Expanding use of HomeSaver Advance and other workout options Loss Mitigation - Severity Continue to increase our reviews of defaulted loans to pursue recoveries from lenders pursuant to representations and warranties in our original guaranty contracts Pursuing deficiencies against certain borrowers, particularly those that speculated and "walked-away" from their homes

Investment Losses, Net 2008 Q2 other-than-temporary impairment of $507 million reflects a reduction in expected cash flows for primarily Alt-A and subprime private-label securities, driven by higher expected defaults and loss severities on the underlying mortgages. 2008 Q2 lower-of-cost-or-market adjustments resulted in losses of $240 million attributable to an increase in interest rates in the quarter. 2007 Q4 other-than-temporary impairment of $736 million was driven by impairment of securities in our liquid investment portfolio. Beginning in 2008 Q1, these securities were re-designated as trading and are marked-to-market through earnings as fair value gains (losses). Higher impairment losses and higher lower-of-cost-or-market adjustments drove the increase in investment losses in 2008 Q2.

Alt-A and Subprime Private-Label Securities (PLS) in Portfolio Alt-A and subprime AFS securities continue to perform and are credit-enhanced. Since the beginning of 2007, Fannie Mae has recorded through earnings net losses of $3.4 billion on Alt-A and subprime private-label securities, including $2.7 billion in net losses on trading securities and $706 million in impairment of AFS securities. As of the end of 2008 Q2, unrealized losses on AFS securities decreased $371 million from the end of 2008 Q1. In July 2008, prices declined for Alt-A private-label securities, and to a lesser degree, for subprime private-label securities.

Change in Estimated After-Tax Fair Value of Net Assets (Non-GAAP) (1) The estimated fair value of our net assets (non-GAAP) represents the estimated fair value of total assets less the estimated fair value of total liabilities. We reconcile the estimated fair value of our net assets (non-GAAP) to total stockholders' equity (GAAP) in Appendix II (pg 52) and in Table 32 of our 2008 Q2 Form 10-Q. Issuance of new capital and tightened credit spreads, offset by the increase in fair value of net guaranty obligations increased the fair value of net assets. Estimated fair value of net assets decreased $6.3 billion during 2008 Q2, excluding the effect of capital transactions, driven by an increase in the fair value of net guaranty obligations, offset by tightened credit spreads. Increase in the fair value of net guaranty obligations resulted from an increase in the underlying risk in our guaranty book as delinquencies increased and home prices declined, as well as from the increase in the risk premium required to take mortgage credit risk in the current market, as indicated by the pricing of our new guaranty business. (1)

2008 Q2 Capital Surplus - Sources and Uses of Excess Capital As of June 30, 2008, Fannie Mae had $47.0 billion of core capital and a $9.4 billion capital surplus over the OFHEO-directed minimum capital requirement. 2008 Q2 capital surplus is a Fannie Mae estimate that has not been certified by OFHEO. As of March 31, 2008, our risk-based capital (RBC) was $24.6 billion in excess of the estimated statutory requirement of $23.1 billion (most recent published capital classification). Under new rules issued by OFHEO in June 2008, to be effective beginning with our 2008 Q3 capital classification, our RBC as of March 31, 2008 would have been $17.3 billion in excess of an estimated statutory requirement of $30.4 billion. ($0.3) ($0.3) ($0.3) ($0.6) Return of Capital Net Investment ($0.7) ($2.3) 2008 Q2 Net Loss

APPENDIX I - Credit

Home Price Growth Rates in the U.S. Growth rates are from period-end to period-end. We expect 2008 home price declines to be in the upper end of our estimated 7% to 9% range. We expect peak-to-trough declines in home prices to be in the upper end of our estimated 15% to 19% range. Note: Using the S&P/Case-Shiller weighting method, but excluding the increased impact of foreclosure sales on that index, our 2008 expected home price decline would be 10-13% (vs. 7-9%); our expected peak-to-trough decline would be 20-25% (vs. 15-19%). If we included foreclosed property sales in the index, the S&P/Case-Schiller equivalent to the Fannie Mae Home Price Index would be 12-16% for 2008 and 27-32% peak-to-trough. The S&P/Case-Shiller Index is value-weighted, whereas the Fannie Mae index is unit-weighted; hence the S&P/Case-Shiller index places greater weight on higher cost metropolitan areas. In addition, the S&P/Case Shiller index includes foreclosure sales; foreclosure sales are excluded from the Fannie Mae index and from this forecast. Foreclosure sales tend to depress the S&P/Case Shiller index relative to the Fannie Mae index. S&P/Case Shiller Index 9.8% 7.7% 10.6% 10.7% 14.6% 14.7% 0.2% -8.9% -7 to -9% Fannie Mae Home Price Index 24

Two-Year Home Price Growth 2006 Q2 - 2008 Q2 Source: Fannie Mae. Based on available data as of August 1, 2008. Including subsequent data may produce different results. United States -8.0% West North Central -2.6% 5.4% Mountain -11.6% 9.4% West South Central 4.2% 7.0% East South Central 3.1% 3.8% East North Central -6.8% 13.3% New England -8.6% 6.0% Middle Atlantic -3.2% 11.7% South Atlantic -12.5% 21.5% Pacific -20.3% 21.5% - State/Region Growth Rate % - % of Portfolio in UPB State Growth Below -15% -15% to -10% -5% to 0% 0% to 5% Above 5% -10% to -5%

Credit Loss Ratios/Delinquency Rates * Credit loss ratio is defined as [Net charge-offs (excluding impact of SOP 03-3 and HomeSaver Advance) + Foreclosed Property Expense (excluding impact of SOP 03-3)]/Average Guaranty Book of Business. Note: As of June 30, 2008, 21% of Fannie Mae's single-family guaranty book of business was credit enhanced. Increase in credit loss ratio reflects higher defaults, and average loan loss severities, driven by home price declines and overall economic weakness. Our credit loss ratio excludes the impact of SOP 03-3 and HomeSaver Advance. We expect a significant increase in our credit-related expenses and credit loss ratio in 2008 relative to 2007. We expect our 2008 credit loss ratio to be within a range of 23 to 26 bps. We also believe that our credit loss ratio will increase in 2009 relative to 2008.

Includes loans that are 90 days or more past due and loans in the process of foreclosure. Fannie Mae Single-Family Conventional Credit Book SDQ Rate vs. Mortgage Bankers Association Prime Conventional SDQ Rate % of Loans Seriously Delinquent (1) Table includes the most recent available MBA data. (1)

Characteristics of Fannie Mae Single-Family Conventional Mortgage Credit Book of Business Product Types Occupancy June 30, 2008 June 30, 2008 Single-Family Conventional Mortgage Credit Book of Business $2.8 trillion Weighted Average FICO 722 Weighted Average Original LTV 72% Weighted Average MTM LTV 65% Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Fannie Mae has access to detailed loan-level information on approximately 96% of our conventional single-family mortgage credit book of business. Excludes non-Fannie Mae securities held in portfolio. Long Term and Intermediate Term Fixed Rate 86% IO ARM 5% Other ARMs 5% IO Fixed 3% Neg Am 1% Investor 5% Second / Vacation Home 5% Primary Residence 90%

Fannie Mae Alt-A and Subprime Exposure as of June 30, 2008 Total Exposure of $48.3 billion Subprime "Alt-A mortgage loan" generally refers to a mortgage loan that can be underwritten with reduced or alternative documentation than that required for a full documentation mortgage loan but may also include other alternative product features. As a result, Alt-A mortgage loans generally have a higher risk of default than non-Alt-A mortgage loans. In reporting our Alt-A exposure, we have classified mortgage loans as Alt-A if the lenders that deliver the mortgage loans to us have classified the loans as Alt-A based on documentation or other product features. We have classified private-label mortgage-related securities held in our investment portfolio as Alt-A if the securities were labeled as such when issued. "Subprime mortgage loan" generally refers to a mortgage loan made to a borrower with a weaker credit profile than that of a prime borrower. As a result of the weaker credit profile, subprime borrowers have a higher likelihood of default than prime borrowers. Subprime mortgage loans are typically originated by lenders specializing in this type of business or by subprime divisions of large lenders, using processes unique to subprime loans. In reporting our subprime exposure, we have classified mortgage loans as subprime if the mortgage loans are originated by one of these specialty lenders or a subprime division of a large lender. We have classified private-label mortgage-related securities held in our investment portfolio as subprime if the securities were labeled as such when issued. Total Exposure of $340.0 billion Alt-A PLS Wrap $0.6 billion (None Held in Portfolio) Purchased or Guaranteed Loans $309.9 billion PLS Portfolio Investment $29.5 billion PLS Wrap $12.0 billion ($8.0 billion Held in Portfolio) PLS Portfolio Investment $28.3 B Purchased or Guaranteed Loans $8.0 billion

Fannie Mae Credit Profile by Key Product Features Note: Categories are not mutually exclusive; numbers are not additive across columns. Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business * Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Fannie Mae has access to detailed loan-level information on approximately 96% of our conventional single-family mortgage credit book of business. Excludes non-Fannie Mae securities held in portfolio.

Fannie Mae Credit Profile by Vintage and Key Product Features Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business by Vintage * Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Fannie Mae has access to detailed loan-level information on approximately 96% of our conventional single-family mortgage credit book of business. Excludes non-Fannie Mae securities held in portfolio.

Data as of June 30, 2008 is not necessarily indicative of the ultimate performance and are likely to change, perhaps materially, in future periods. Consistent with industry trends, 2006 and 2007 vintages performing poorly. Defaults for the 2008 vintage through 2008 Q2 have been negligible. 2000 2001 2002 2003 2004 2005 2006 2007 2008 Note: Cumulative default rates include loans that have been liquidated other than through voluntary pay-off or repurchase by lenders and include loan foreclosures, preforeclosure sales, sales to third parties and deeds in lieu of foreclosure.

Fannie Mae Credit Profile by State Credit Characteristics of Single-Family Conventional Mortgage Credit Book of Business by State * Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Fannie Mae has access to detailed loan-level information on approximately 96% of our conventional single-family mortgage credit book of business. Excludes non-Fannie Mae securities held in portfolio.

Single-Family Serious Delinquency Rates by State and Region

Home Price Growth/Decline and Fannie Mae Real Estate Owned (REO) in Key States On a national basis, REO net sales prices compared with unpaid principal balances of mortgage loans have decreased as follows, driving increases in loss severities. 93% in 2005, 89% in 2006, 78% in 2007, 74% in 2008 Q1, and 74% in 2008 Q2 Single-Family REO and Home Price Statistics for Selected States (1)

Fannie Mae Alt-A Credit Profile by Key Product Features Credit Characteristics of Single-Family Mortgage Credit Book of Business by Vintage * Certain data contained in this presentation are based upon information that Fannie Mae receives from third-party sources. Although Fannie Mae generally considers this information reliable, it does not guarantee that it is accurate or suitable for any particular purpose. Fannie Mae has access to detailed loan-level information on approximately 96% of our conventional single-family mortgage credit book of business. Excludes non-Fannie Mae securities held in portfolio.

FannieMae

Fannie Mae Alt-A Loans Versus Loans Underlying Private-Label Alt-A Securities

Fannie Mae Alt-A Loans Versus Private Label Security Conforming Alt-A	Fannie Mae Alt-A	PLS Market Alt-A
	As of April 2008	Outstanding loans backing non-agency Conforming Alt-A MBS as of April 2008
FICO	719	709
OLTV	73%	76%
CLTV at Origination	77%	82%
Product Type		
Fixed Rate	71%	43%
Adjustable Rate	29%	57%
Interest Only	21%	26%
Negatively Amorti:	3%	25%
Investor	17%	21%

Cumulative Default Rates For Fannie Mae Alt-A And Private Label Alt-A For 2005, 2006 and 2007 Cohorts


CDRs as of 2008 Q2
PLS FM FM/PLS
2005 2.80% 1.26% 45%
2006 3.04% 1.29% 43%
2007 0.99% 0.41% 41%
Cumulative Default Rates
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 2 3 4 5 6 7 8 9 10 11 12 13 14
2006 PLS
2005 PLS
2006 FM
2005 FM
2007 PLS
2007 FM
2005 PLS
2005 FM
2006 PLS
2006 FM
2007 PLS
2007 FM
Quarter Since Origination

Note: The last data point on each curve is as of April 30, 2008. Private label security data is from Loan Performance.

Fannie Mae's Alt-A guaranteed book of business has more favorable credit characteristics than the loans backing private-label Alt-A securities (PLS) and is performing better across vintages.

All data and CDRs (market data and Fannie Mae data) for 2008 Q2 are based on April-08 data. PLS data are from First American CoreLogic, LoanPerformance. LoanPerformance estimates it captures 97 percent of Alt-A PLS. The PLS data includes some loans that Fannie Mae holds in its Alt-A securities portfolio. All summary collateral characteristics are weighted averages using current loan balances. Certain amounts have been calculated by Fannie Mae.

Source: First American CoreLogic, LoanPerformance data.

37

Alt-A Risk Management Alt-A Eligibility and Pricing: Alt-A acquisition volume has declined due to several eligibility and pricing increases implemented to date. Effective January 1, 2009, we are discontinuing the purchase of newly originated lender-channel Alt-A loans. UPB ($Bn) Share of Total Quarterly Acquisitions New Business:

Fannie Mae Alt-A and Subprime Private-Label Security Exposure - Securities/Wraps The percentages of our Alt-A private-label mortgage-related securities rated AAA and AA to BBB- were 96.4% and 3.6%, respectively, as of July 31, 2008, compared with 100.0% and 0.0%, respectively, as of April 30, 2008. None of these securities were rated below investment grade as of July 31, 2008 or April 30, 2008. Approximately $4.1 billion, or 13.8%, of our Alt-A private-label mortgage-related securities had been placed under review for possible credit downgrade or on negative watch as of July 31, 2008. The percentages of our subprime private-label mortgage-related securities rated AAA and AA+ to BBB- were 41.5% and 48.2%, respectively, as of July 31, 2008, compared with 42.3% and 47.9%, respectively, as of April 30, 2008. The percentage of these securities rated below investment grade rose to 10.3% as of July 31, 2008. Approximately $6.2 billion, or 21.8%, of our subprime private-label mortgage-related securities had been placed under review for possible credit downgrade or on negative watch as of July 31, 2008.

Investments in Alt-A Mortgage-Related Securities (Option ARM) All data as of June 30, 2008

Investments in Alt-A Mortgage-Related Securities (Other) All data as of June 30, 2008

Investments in Subprime Mortgage-Related Securities All data as of June 30, 2008

Investments in Alt-A and Subprime Private-Label Wraps All data as of June 30, 2008

Counterparty Exposure

Counterparty Exposure - Mortgage Insurers

APPENDIX II - Other

Economic Environment - Interest Rates Source: Treasury: Federal Reserve H.15 Publication. Swap and Volatility: Bloomberg & LehmanLive.com. Net interest yield increased due to reduced funding costs in 2008 Q2. Swap rates increased, triggering gains on derivatives. Increase in interest rates drove the fair value losses on trading securities and hedged mortgage assets, offsetting the derivatives gains. 1-Year and 10-Year Treasuries Swap Rates Volatility (3x7 Swaption Volatility)

Statements of Operations by Segment

Changes in Risk Management Derivative Assets (Liabilities) at Fair Value, Net

Purchased Options Premiums

Spreads on Mortgage Investments MBS FNMA 30 Year MBS FNMA 15 Year MBS Hybrid Arm CMBS AAA ABS Flt HEL December 2007 19 32 54 84 292 March 2008 58 83 117 194 552 June 2008 55.9 59.4 73 195.4 598.5 July 2008 79 85 116 240 608 Illustrative Spreads on Select Mortgage Assets Source: LehmanLive Note: Spreads to LIBOR. (bps)

The following sets forth a reconciliation of the estimated fair value of our net assets (non-GAAP) to total stockholders' equity (GAAP). A more detailed reconciliation is contained in Table 32 of the 2008 Q2 Form 10-Q. 2008 Q1 detailed reconciliation is contained in Table 32 of the 2008 Q1 Form 10-Q.